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                                                                    EXHIBIT 10.4

[LOGO OF FRANKLIN TELECOM]

                   733 LAKEFIELD ROAD. - WESTLAKE VILLAGE, CA 91361
                      805/373-8688,   800/372-6556     FAX 805/373-7373
                             Internet hq@fte1.com
                                                       WEB Site: www.ftel.com


                               February 28, 1997
Board of Directors
Internet Passport LLC
6059 Boylston Road, Suite 200
Atlanta GA 30328
404/257-0604

Ladies & Gentlemen:

     In connection with our recent discussions, this is to confirm our mutual agreements as to the terms and conditions upon which Franklin Telecommunications Corp., a California corporation ("Franklin"), will acquire all of the issued and outstanding capital stock of Internet Passport Inc., a Georga LLC ("IP") in exchange for a maximum of 600,000 newly issued shares of the Common Stock of Franklin ("Franklin Common Stock").

     1. As of the date hereof, ALL of the shares of Internet Passport (together with all additional shares of the Common Stock of Internet Passport issuable as provided herein below, the "Shares"), issued and outstanding, which constitute all of the issued and outstanding shares of capital stock of Internet Passport. All of the Shares are owned, beneficially and of record, by the Sparrow Marcioni ("Shareholder"), free of any liens, encumbrances or claims of any third party. As of the date hereof, there are no outstanding warrants, options and other rights to purchase from Internet Passport, nor any securities convertible into or exchangeable for, shares of capital stock of Internet Passport. The Shareholder warrants, and as a condition thereto, each warrant, option, right, convertible security and exchangeable security currently outstanding has been exercised, converted or exchanged, as the case may be, for shares of Common Stock of Internet Passport, such that these additional shares of Common Stock of Internet Passport are included among the Shares to be purchased by Franklin at the Closing for the aggregate consideration specified in paragraph 2 below.

     2. As the full purchase price for the Shares (the "Purchase Price"), Franklin shall pay the Shareholder the following aggregate amounts, at the times and in the manner below:

          (a) At the Closing, Franklin shall issue and deliver to the Shareholder, an aggregate of 600,000 shares of Franklin Common Stock, which represents 100% of the maximum number of Franklin Common Stock issuable to the Shareholder as hereunder;
          (b) Franklin will retain the right to reduce the original 600,000 shares issued to IP, by way of shares returned to Franlin by the Shareholder, on the next business day immediately following the 180th day of the Closing, or before, at the rate of one share for every $1.00, or at the option of the Shareholder, $2.00 in cash for every $1.00, if any, (i) which Internet Passport may be required to pay for debts following the Closing with respect to any and all obligations, liabilities and indebtedness of Internet Passport existing as of the Closing which is not discharged as provided in paragraph 4 below, and (ii) for costs, expenses or liabilities incurred by Internet Passport or Franklin as a consequence of one

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               or more breaches of the representations, warranties and covenants of Internet Passport and the Shareholder.
          (c)  It is the intent of the parties that the shares of Franklin
               Common Stock will be issued to the Shareholder in connection with a triangular merger between a newly to-be-formed subsidiary of Franklin and Internet Passport that will be treated as a "tax free reorganization" under Section 368(a)(l)(A) of the Internal Revenue Code, and it is understood and agreed that the shares of Franklin Common Stock will be issued to the Shareholder and creditors of Internet Passport without registration under the Securities Act of 1933, as amended, and thus will be "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933, as amended.
          (d) At the Closing, Franklin will use its best efforts to gain registration rights by including 300,000 of the Franklin Common Shares in a planned S-1 Registration filing with the Securities and Exchange Commission, and to file a related Application for Qualification under the California Corporate Securities Law of 1968, allowing the IP Shareholder to offer their Franklin Common Shares to the public through registered broker-dealers or through privately negotiated transactions. Franklin will also undertake to keep the Registration Statement current for a period of at least 45 days from its effective date, and to pay all costs
               (other than brokerage discounts and commissions) associated with the Registration Statement. LOCKUP: Shareholder agrees not to sell shares at a rate greater than five (5) percent of the average daily volume. The remaining 300,000 shares will remain without registration under the Securities Act of 1933, as amended, and thus will be "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933, as amended, until final disposition of the shares is determined. Once final disposition of the shares is determined, the shares will be included in future registration procedures, at the discretion of Franklin.

     3. The Shareholder warrants that IP has disclosed to Franklin all assets and liabilities, revenues, expenses, customer base, backlog, cash flow, contracts, contingent liabilities, prospects and condition, financial and otherwise, of Internet Passport, and that there has been no material adverse change in Internet Passport's business, operations, prospects or financial condition.

     4. Consummation of this agreement will be subject to the following conditions hereof and such representations and warranties concerning each of the parties hereto as are customary for similar transactions:

          (a) Internet Passport shall reach voluntary compromises with its unsecured & secured creditors pursuant to which the unsecured creditors shall agree to accept, up to, an aggregate of 100,000 shares with approval from Franklin, unregistered Franklin Common Stock for full satisfaction and complete discharge of all of IP's debts, aggregating approximately $360,000; which includes, but is not limited to 5 equipment leases held in the name of Omni Group and the Pulsar Group lease, held in the name of IP for leased equipment. The Shareholder agrees to mitigate all debt between IP and the Omni Group, a Georgia Corporation wholly owned by the Shareholder, so that IP will not liable for any debt to Omni Group. The Shareholder further agrees to transfer all ownership of assets held in the name of Omni Group to IP, subject to the above aforementioned leases. In addition, in the event that there are any of the 100,000 shares remaining, after satisfaction of the aforementioned lease obligations, shares will be used to reduce the amounts loaned to IP by Franklin,

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               totaling $38,000 as of February 28, 1997 for use to pay critical vendors, and an anticipated additional amount of $35,000 to be loaned to IP over the next 30 days. Amounts remaining from these notes will continue to be a debt between IP and Franklin.

     5. Sparrow Marcioni will be the CEO of IP and VP of marketing for Franklin, as defined by the attached employment agreements. This agreement is conditioned on the continued employment by Sparrow Marcioni.

     6. Except as otherwise provided in paragraph 7 below, each party shall bear all of its own expenses incurred in connection with the transactions contemplated hereby.

     7. The parties agree that this agreement shall be governed by the laws of the State of California. In the event of a breach of any of the agreements contained herein, the prevailing party in any action brought on account thereof shall be entitled to recover the costs and expenses of such action, including without limitation reasonable attorney's fees.

     8. No announcement shall be made by any party hereto without the prior written consent of the other party.

     9. The parties acknowledge and agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

     10.  This agreement replaces or supersedes all previous agreements.


  Very truly yours,

  Franklin TELECOMMUNICATIONS CORP.


/s/ Frank W. Peters
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       Frank W. Peters, President & CEO


INTERNET PASSPORT LLC. Agreed to and accepted this 28th day of February, 1997:


By: /s/ Sparrow Marcioni, President
    -------------------------------------------------
    Sparrow Marcioni, President, CEO & Shareholder

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